UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2005

RailAmerica, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32579	65-0328006
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 Broken Sound Blvd., N.W., Boca Raton, Florida		33487
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-994-6015

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2005, RailAmerica, Inc.'s (the "Company's") wholly owned subsidiary, RailAmerica Transportation Corp., entered into a definitive agreement to purchase the stock of four short line railroads from Alcoa Inc. for $77.5 million in cash. The cash purchase price is based on the Company assuming a targeted permanent working capital deficit. The railroads serve Alcoa aluminum manufacturing operations in Texas and New York and a specialty chemicals facility in Arkansas, formerly owned by Alcoa, but now owned by Almatis. The Company expects to fund the transaction through a $75.0 million increase in the term loan portion of the Company's existing senior secured credit facility and through cash on hand. As part of the agreement, the Company and Alcoa plan to enter into long term service agreements, under which the Company will continue to provide service to Alcoa's facilities. The Company expects to close the transaction on September 30, 2005, subject to customary closing conditions, at which time it will take over operations of the railroads.

Under the terms of the agreement, the Company will acquire the Point Comfort & Northern Railway Co. (the "PCN"), the Rockdale, Sandow & Southern RR Co. (the "RSS"), the Massena Terminal RR Co. (the "MSTR") and the Bauxite & Northern Railway Co. (the "BXN"). The following is a description of each of the railroads to be acquired:

Based in Port Comfort, Texas, PCN provides transportation services primarily for Alcoa’s bauxite, alumina and chemicals facility in Point Comfort, Texas. The 13-mile railroad, which originates at Alcoa’s plant, terminates in Lolita, Texas. The PCN interchanges with Union Pacific Railroad.

Based in Sandow, Texas, the RSS provides services primarily for Alcoa’s aluminum manufacturing facility in Rockdale, Texas. The 6-mile railroad originates at Alcoa’s plant and terminates in Marjorie, Texas. The RSS interchanges with Union Pacific Railroad.

Based in Massena, New York, the 3-mile MSTR provides services for Alcoa’s aluminum manufacturing facility in Massena, New York. The railroad originates at Alcoa’s plant and terminates at Massena Junction. The MSTR interchanges with CSX Transportation.

Based in Bauxite, Arkansas, the BXN provides services to a former Alcoa specialty chemicals facility in Bauxite, now owned by Almatis. The 3-mile railroad originates at the Almatis plant and terminates at Bauxite Junction. The BXN interchanges with Union Pacific Railroad.

The stock purchase agreement entered into between RailAmerica Transportation Corp. and Alcoa Inc. is filed with this Current Report on Form 8-K as Exhibit 2.7 and is incorporated herein by reference. The Company will provide a copy of any ommitted schedules to the Commission upon request.

Item 7.01 Regulation FD Disclosure.

On September 9, 2005, RailAmerica, Inc. (the "Company") issued a press release announcing that it had been selected by Alcoa Inc. to acquire four short line railroads. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The attached press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results to differ materially. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that the Company files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in the attached press release.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are being filed herewith:
Exhibit Description
2.7 Stock purchase agreement between RailAmerica Transportation Corp. and Alcoa Inc. dated September 13, 2005.
99.1 Press release dated September 9, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RailAmerica, Inc.

September 14, 2005	By:	Robert J. Rabin

Name: Robert J. Rabin
Title: Senior Vice President and Corporate Controller (Principal Accounting Officer)

Top of the Form

Exhibit Index

Exhibit No.	Description

2.7	Stock Purchase Agreement dated September 13, 2005.
99.1	Press Release dated September 9, 2005.